UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2012

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 21, 2012 (the “Annual Meeting”). Holders of Common Stock were entitled to elect seven directors. On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held. Proxies for 24,973,297 of the 28,199,293 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the seven persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2012 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

Eugene R. Corasanti	22,888,298	837,444	1,247,555
Joseph J. Corasanti	23,546,023	179,719	1,247,555
Bruce F. Daniels	23,024,915	700,827	1,247,555
Jo Ann Golden	23,631,477	94,265	1,247,555
Stephen M. Mandia	23,202,528	523,214	1,247,555
Stuart J. Schwartz	23,025,667	700,075	1,247,555
Mark E. Tryniski	23,632,466	93,276	1,247,555

Management Proposals

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2012	24,753,501	203,621	16,175	-

Approve advisory vote on executive compensation	22,687,108	524,014	514,620	1,247,555

Approval of the CONMED Corporation Executive Bonus Plan	22,839,098	570,539	316,105	1,247,555

Approval of the Amended and Restated Long-Term Incentive Plan	22,126,756	1,281,678	317,308	1,247,555

Item 8.01 Other Events

On May 22, 2012, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.15 per share on July 6, 2012 to all shareholders of record as of June 15, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/Robert D. Shallish, Jr.
Robert D. Shallish, Jr.
Vice President-Finance and
Chief Financial Officer

Date: May 23, 2012